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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        September 17, 2003
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

      Delaware                 1-7182                   13-2740599
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   (State or Other           (Commission             (I.R.S. Employer
   Jurisdiction of          File Number)            Identification No.)
   Incorporation)

4 World Financial Center, New York, New York               10080
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(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:          (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report.)



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Item 5.  Other Events
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On September 17, 2003, an indictment against three former Merrill Lynch employees was unsealed. The indictment charged the three former employees with criminal misconduct in connection with a Nigerian Barge transaction that the government alleged helped Enron inflate its 1999 earnings by $12 million. The Department of Justice has agreed not to prosecute Merrill Lynch for crimes that may have been committed by its former employees related to the transaction, subject to certain understandings, including Merrill Lynch's continued cooperation with the Department, its acceptance of responsibility for conduct of its former employees, and its agreement to adopt and implement new policies and procedures related to the integrity of client and counter-party financial statements, complex structured finance transactions and year-end transactions.

                                      * * *

Certain statements contained in this report may constitute forward-looking statements. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch's beliefs regarding future events, which are inherently uncertain. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should, however, consult any further disclosures Merrill Lynch may make in its reports on Form 10-K, Form 10-Q and Form 8-K.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              MERRILL LYNCH & CO., INC.
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                                                      (Registrant)




                                     By:  /s/ Judith A. Witterschein
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                                              Judith A. Witterschein
                                              Corporate Secretary

Date: September 17, 2003

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